UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 5, 2006 (October 5, 2006)

THORIUM POWER, LTD.

(Exact name of registrant as specified in its charter)

Nevada	000-28535	91-1975651
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

8300 Greensboro Drive, Suite 800, McLean, VA 22102
(Address of Principal Executive Offices)

800-685-8082
(Registrant’s Telephone Number, Including Area Code)

NOVASTAR RESOURCES, LTD.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Novastar Resources Ltd. (the "Company") filed a Certificate of Amendment ("Certificate") with the Secretary of State of the State of Nevada, effective as of October 5, 2006. The Certificate was filed to (1) effect a name change of the Company from Novastar Resources Ltd. to Thorium Power, Ltd., (2) increase the number of authorized shares of the Company to 500,000,000, and (3) increase the maximum number of directors that may be appointed to the Board of Directors of the Company from five (5) to fifteen (15). The Certificate is attached hereto as Exhibit 3.1.

Additionally, the Company has issued a press release regarding the Special Meeting of Stockholders, held on October 5, 2006, in which the above amendments were approved. The press release is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits.

3.1	Certificate of Amendment, filed with the Secretary of State of the State of Nevada, effective as of October 5, 2006.

99.1	Press Release announcing the results of the Special Meeting of Stockholders

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thorium Power, Ltd.

Date: October 5, 2006

/s/ Seth Grae
President and Chief Executive Officer